Exhibit 3.3

BYLAWS OF TREACE MEDICAL CONCEPTS, INC.

Article I. Offices

The registered office of the corporation, as required by the Delaware General Corporation Law, in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the address of the registered office may be changed from time to time by the board of directors. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the board of directors, and may also have offices at such other places, both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

Article II. Stockholders

1. Annual Meeting

The annual meeting of the stockholders shall be held in September of each year, beginning with the year 2015, on a day fixed by the board of directors and at the hour of 10:00 in the morning, or at such other time as shall be fixed by the board of directors, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment of such, the board of directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

2. Special Meetings

Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, unless otherwise prescribed by statute, by the Chief Executive Officer or the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption). In addition, when required by applicable law, a special meeting of stockholders shall be called by the Chief Executive Officer at the request of stockholders holding 51% or more of the outstanding voting shares.

3. Place of Meeting

Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Florida, as may be designated from time to time by the board of directors, or, if not so designated, then at the principal office of the corporation in the State of Florida.

4. Notice of Meeting

Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and, in the case of a special meeting, purpose or purposes of the meeting. Any such notice shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

5. Closing of Transfer Books or Fixing of Record Date

For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment of such, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, five days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least two days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall, subject to applicable law, not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the board of directors may fix a new record date for the adjourned meeting.

6. Voting Record

The officer or agent having charge of the stock transfer books shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, during ordinary business hours, for a period of at least five days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any stockholder who is present.

7. Quorum

The holders of a majority of the shares entitled to vote at any meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of any business at any such meeting, provided that when a specified item of business is required to be voted on by a class or series (if the corporation shall then have outstanding shares of more than one class or series) voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business. When a quorum is once present to organize a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies. The holders of a majority of shares present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting.

8. Proxies

Every person entitled to vote at any meeting of stockholders shall have the right to do so either in person or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after sixty days from its date of creation unless the proxy provides for a longer period.

9. Voting of Shares

Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

10. Informal Action by Stockholders

Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Article III. Board of Directors

1. General Standards of Care

(a) Each director shall perform the duties of a director, including duties as a member of any committee of the Board on which the director may serve, in good faith, in a manner such director believes to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

(b) In performing his or her duties, each director shall be entitled, so long as in any such case he or she acts in good faith after reasonable inquiry when the need for it is indicated by the circumstances and without knowledge that would cause such reliance to be unwarranted, to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by the following:

(1)	One or more officers or employees of the corporation whom the director believes to be reliable and competent in the matters presented;

(2)	Counsel, independent accountants, or other persons as to matters that the director believes to be within such person’s professional or expert competence; or

(3)	A committee of the Board on which the director does not serve, as to matters within its designated authority, which committee the director believes to merit confidence.

(c) A person who performs the duties of director in accordance with paragraphs (a) and (b), above, shall have no liability based on any alleged failure to discharge the person’s obligation as a director.

2. Number, Tenure, and Qualifications

The authorized number of directors of the corporation shall be seven or as otherwise fixed in accordance with the Certificate of Incorporation. Directors need not be residents of the State of Florida or stockholders unless so required by the Certificate of Incorporation. All directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws.

3. Regular Meetings

A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

The annual meeting of the board of directors shall be held immediately before or after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the board of directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the board of directors may be held at any time or date and at any place within or without the State of Florida that has been designated by the board of directors and publicized among all directors. No formal notice shall be required for regular meetings of the board of directors.

4. Special Meetings

Unless otherwise restricted by the Certificate of Incorporation, special meetings of the board of directors may be held at any time and place within or without the State of Florida whenever called by the Chairman of the Board, the Chief Executive Officer or any two of the directors.

5. Notice

Notice of the time and place of all meetings of the board of directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least five days before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

6. Quorum

A majority of the number of directors fixed by section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Unless the Certificate of Incorporation requires a greater number and except as otherwise provided in these bylaws, a quorum of the board of directors shall consist of a majority of the exact number of directors fixed from time to time by the board of directors in accordance with the Certificate of Incorporation; PROVIDED, HOWEVER, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the board of directors, without notice other than by announcement at the meeting.

Any member of the board of directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

7. Manner of Acting

At each meeting of the board of directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these bylaws.

8. Action without Meeting

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the board of directors or committee.

9. Vacancies

Unless otherwise provided in the Certificate of Incorporation, any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the board of directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the board of directors shall be deemed to exist under this bylaw in the case of the death, removal or resignation of any director.

10. Compensation

Directors shall be entitled to such compensation for their services as may be approved by the board of directors, including, if so approved, by resolution of the board of directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the board of directors and at any meeting of a committee of the board of directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

11. Presumption of Assent

A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless [his/her] dissent shall be entered in the minutes of the meeting or unless [he/she] shall file [his/her] written dissent to such action with the person acting as the secretary of the meeting before the adjournment of such or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

12. Transactions with Corporation and Conflicts of Interest

No contract or other transaction between the corporation and one or more of its directors or between the corporation or any other corporation, partnership, voluntary association, trust, or other organization of which any of its directors is a director or officer or in which he or she has any financial interest shall be void or voidable for this reason or because any such director is present at or participates in the meeting of the board of directors or of the committee thereof that authorizes the contract or transactions or because his or her vote is counted for such purpose: (a) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed to the board of directors or such committee and the board of directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors even though the disinterested directors be less than a quorum, or (b) if the material facts as to the contract or transaction and as to his or her relationship or interest are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) if the contract or transaction is fair and reasonable as to the corporation as of the time it is authorized, approved, or ratified by the board of directors, such committee, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.

13. Audit Committee

The corporation may elect to have an audit committee composed of such number of directors (not less than two) as the board of directors, by resolution passed by the vote of a majority of the entire board may appoint.

If so appointed, the audit committee shall have such duties as the board of directors shall designate, which may include the following:

(a) To recommend to the board of directors for approval by the stockholders the appointment of a firm of independent public accountants (the “auditors”) to audit the accounts of the corporation and its subsidiaries as the committee may recommend for the financial year in respect of which such appointment is made;

(b) To make, or cause to be made by the auditors, such examinations or audits of the affairs and operations of the corporation or of any of its subsidiaries, of such scope, with such objects, and at such times or intervals as the committee may determine in its discretion or as may be ordered by the board of directors or the executive committee;

(c) To submit to the board of directors as soon as may be convenient following the conclusion of each examination or audit made by or at the direction of the committee, a written report relative thereto;

(d) To oversee the activities of the general auditor and his or her staff, and to conduct periodic performance evaluations and to establish the compensation of the general auditor; and

(e) To review matters associated with internal control and the management of risk.

A notation with respect to each report made to the board of directors by the audit committee and of the action taken thereon by the board of directors shall be made in the minutes of the board of directors.

14. Compensation and Nominating Committee

The corporation may elect to have a compensation and nominating committee composed of such number of directors (not less than two) as the board of directors, by resolution passed by the vote of a majority of the entire board may appoint. The Chairman of the Board and the Chief Executive Officer shall serve as ex officio members of the committee solely when it is acting in its capacity as a nominating committee pursuant to subparagraphs (e) and (f), below. The Chief Executive Officer shall not be deemed to be a member of the committee when acting with respect to compensation matters pursuant to subparagraphs (a) and (d), below.

The compensation and nominating committee shall have the following duties:

(a) After considering the recommendations of the Chief Executive Officer, to make recommendations to the board of directors from time to time as to the salaries of all employees of the corporation who are in positions or at salary levels designated from time to time by the board of directors on the recommendation of the committee;

(b) To review the salary programs and other benefit plans or arrangements affecting directors or employees of the corporation (except any such program, plan, or arrangement imposed on the corporation by law), to discharge any other responsibility placed on the committee by any such benefit plans or arrangements or specifically delegated by the board of directors to the committee from time to time to present to the board of directors the views of the committee with respect to proposed changes in any such program, plan, or other arrangement, which shall have been brought to the committee’s attention by corporate management;

(c) To make, or cause to be made, such special studies and reports pertaining to the corporation’s compensation policies and practices as may be requested of the committee from time to time by the board of directors;

(d) To execute as it sees fit from time to time the powers and to discharge the duties vested in it from time to time by the terms of any pension or other benefit plan or arrangement affecting directors or employees of the corporation;

(e) To consider and recommend to the board of directors candidates for appointment or election as directors who are proposed to it by the Chief Executive Officer or by any other officer of the corporation, or any director or stockholder; and

(f) To perform such functions as may be assigned to it from time to time by the board of directors.

Article IV. Officers

1. Number

The officers of the corporation shall include, if and when designated by the board of directors, the Chief Executive Officer, one or more Vice Presidents, the Secretary, and the Treasurer, all of whom shall be elected at the annual organizational meeting of the board of directors. The board of directors may also appoint one or more Assistant Secretaries, Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The board of directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation, if any, shall be fixed by or in the manner designated by the board of directors.

2. Election and Term of Office

The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon after that as conveniently may be. All officers shall hold office at the pleasure of the board of directors and until their successors shall have been duly elected and qualified, unless sooner removed.

3. Removal

Any officer elected or appointed by the board of directors may be removed at any time by the board of directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

4. Vacancies

If the office of any officer becomes vacant for any reason, the vacancy may be filled by the board of directors.

5. Chief Executive Officer

The Chief Executive Officer of the corporation shall be the corporation’s principal executive officer and shall exercise general supervision and control over all the business and affairs of the corporation. The Chief Executive Officer shall have the following specific powers and duties:

(a) To preside at all meetings of the stockholders at which he or she is present;

(b) To have general and active management of the business of the corporation;

(c) To see that all orders and resolutions of the board are carried into effect;

(d) To execute bonds, mortgages, deeds of trust, and other contracts requiring a seal, under the seal of the corporation;

(e) To ensure the safekeeping of the seal of the corporation, and when authorized by the board of directors, to affix the seal to any instrument requiring it;

(f) To vote the shares of stock of any other corporation that are held by this corporation, or to appoint proxies for such purpose, unless other provisions are made by the board of directors;

(g) To have general superintendence and direction of all the other officers of the corporation and of the agents and employees thereof and to see that their respective duties are properly performed;

(h) To operate and conduct the business and affairs of the corporation according to the orders and resolutions of the board of directors, and according to his or her own discretion whenever and wherever it is not expressly limited by such orders and resolutions;

(i) To submit a report of the operations of the corporation to the directors at the regular meeting in each month, and an annual report thereof to the stockholders at the annual meeting, and from time to time to report to the directors all matters within his or her knowledge that should be brought to their attention in the best interests of the corporation.

In addition to the foregoing, the Chief Executive Officer may sign certificates of stock, and shall have such other powers, duties, and authority as may be set forth elsewhere in these bylaws and as may be prescribed by the board of directors from time to time.

6. Vice-Presidents

The Vice Presidents may assume and perform the duties of the Chief Executive Officer in the absence or disability of the Chief Executive Officer or whenever the office of Chief Executive Officer is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the board of directors or the Chief Executive Officer shall designate from time to time.

7. Secretary

The secretary shall attend all meetings of the stockholders and of the board of directors and shall record all acts and proceedings thereof in the minute book of the corporation. The secretary shall give notice in conformity with these bylaws of all meetings of the stockholders and of all meetings of the board of directors and any committee thereof requiring notice. The secretary shall perform all other duties given him or her in these bylaws and other duties commonly incident to his or her office and shall also perform such other duties and have such other powers, as the board of directors shall designate from time to time. The Chief Executive Officer may direct any assistant secretary to assume and perform the duties of the secretary in the absence or disability of the secretary, and each assistant secretary shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the board of directors or the Chief Executive Officer shall designate from time to time.

8. Treasurer

Unless some other officer has been elected chief financial officer of the corporation, the treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the board of directors or the president. The treasurer, subject to the order of the board of directors, shall have the custody of all funds and securities of the corporation. The treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time. The president may direct any assistant treasurer to assume and perform the duties of the treasurer in the absence or disability of the treasurer, and each assistant treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the board of directors or the president shall designate from time to time. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine.

9. Chairman of the Board of Directors

The Chairman of the board of directors, when present, shall preside at all meetings of the stockholders and the board of directors. The Chairman of the board of directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers, as the board of directors shall designate from time to time. If there is no president, then the Chairman of the board of directors shall also serve as the chief executive officer of the corporation and shall have the powers and duties prescribed for the president of the corporation in these bylaws.

Article V. Contracts, Checks and Authority

The board of directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the board of directors shall authorize so to do.

Unless authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Article VI. Certificates for Shares and Their Transfer

1. Certificates for Shares

Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the board of directors or the president, and by the treasurer or assistant treasurer or the secretary or assistant secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

2. Transfer of Shares

Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record or by [his/her] legal representative, who shall furnish proper evidence of authority to transfer, or by [his/her] attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner for all purposes.

Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by applicable law.

Article VII. Fiscal Year

The fiscal year of the corporation shall begin on the 1st day of January and end on the 31st day of December in each year.

Article VIII. Dividends

Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the board of directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Article IX. Corporate Seal

The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal- Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article X. Waiver of Notice

Whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these bylaws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware General Corporation Law, a waiver in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article XI. Amendments

Subject to any specific provision herein with respect to alteration or amendment of a particular bylaw, these bylaws may be altered or amended or new bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The board of directors shall also have the power to adopt, amend, or repeal bylaws.

Article XII. Indemnification

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that [he/she] is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fee), judgments, fines and amounts paid in settlement actually and reasonably incurred by [him/her] in connection with such action, suit or proceeding if [he/she] acted in good faith and in a manner [he/she] reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe [his/her] conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which [he/she] reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that [his/her] conduct was unlawful.

(b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that [he/she] is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees) actually and reasonably incurred by [him/her] in connection with the defense or settlement of such action or suit if [he/she] acted in good faith and in a manner [he/she] reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of [his/her] duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such other court shall deem proper.

(c) To the extent that any person referred to in paragraphs (a) and (b) of this article has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, [he/she] shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by [him/her] in connection therewith.

(d) Any indemnification under paragraphs (a) and (b) of this article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because [he/she] has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this article. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that [he/she] is entitled to be indemnified by the corporation as provided in this article.

(f) The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in [his/her] official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against [him/her] and incurred by [him/her] in any such capacity, or arising out of [his/her] status as such, whether or not the corporation would have the power to indemnify [him/her] against such liability under the provisions of this Article XII.

(h) For the purposes of this article, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as [he/she] would if [he/she] had served the resulting or surviving corporation in the same capacity.

Adopted: July 1, 2014

BYLAW AMENDMENT

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FIRST AMENDMENT TO THE

BYLAWS

OF

TREACE MEDICAL CONCEPTS, INC.

(hereinafter called the “Corporation”)

ARTICLE III, Section 2 to the Bylaws of the Corporation is restated to read in its entirety as follows:

2. Number, Tenure, and Qualifications

Subject to the rights of holders of any class or series of capital stock of the corporation to elect directors, the number of directors of the corporation shall be determined from time to time by the stockholders or the board of directors in a resolution adopted by the board of directors. Directors need not be residents of the State of Florida or stockholders unless so required by the Certificate of Incorporation. Each director shall hold office until the next annual meeting of stockholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

The remainder of the Corporation’s Bylaws remain in full force and effect.

Adopted and effective as of November 16, 2020.